UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ives Ultra AI Opportunities Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	41-2985410
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 California Street 11th Floor San Francisco, California	94108
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
Common Stock, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289446

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The registration statement on Form 8-A relates to the registration of common stock, par value $0.001 per share (the “Common Stock”), of Ives Ultra AI Opportunities Inc., a Maryland corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Common Stock on The New York Stock Exchange (“NYSE”). The description of the Common Stock of the Company to be registered hereby is contained in the section entitled “Description of Our Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission on August 8, 2025 (Registration No. 333-289446), including exhibits, and as may be subsequently amended from time to time, is hereby incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ives Ultra ai opportunities inc.

Date: September 25, 2026	By:	/s/ Edward Leathers
Edward Leathers
Director, Chief Executive Officer, President and Treasurer (Principal Executive Officer)